EXHIBIT 99.1

NEXT, INC. BANKING RELATIONSHIPS

Friday November 28, 1:29 p.m. ET

CHATTANOOGA, Tenn.—(BUSINESS WIRE)—Nov. 28, 2003—Next, Inc. (OTCBB:NXTI – News) announced that, as a result of the previously disclosed complaint against its former CEO, the Company is in default under its credit facility with LaSalle Business Credit, LLC. The Company is not in default regarding any financial covenant of the loan agreement. LaSalle confirmed that the bank is working closely with management to assess the impact, if any, of last week’s events on the Company. LaSalle has opted, at this point, not to exercise its right to call the loan while these events are being assessed. The other major lender for the Company is First Federal. Noah Smith, Executive Vice President was quoted as follows: “First Federal Savings Bank of Wabash, IN has had a long term relationship with Next, Inc. While we acknowledge that last week’s complaint against Mr. Cooke is unfortunate, Next, Inc. is within all the requirements we have established in our loan agreement and we continue to support them at this time.”